UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Exchange Act of 1934 (Amendment No.      )

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Cal-Maine Foods, Inc.

(Name of Registrant as Specified In Its Charter)

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CAL-MAINE FOODS, INC.
NOTICE OF ANNUAL MEETING
OCTOBER 5, 2006
TO THE SHAREHOLDERS:
      The Annual Meeting of the shareholders of Cal-Maine Foods, Inc. will be held at the corporate offices of Cal-Maine Foods, Inc. at 3320 Woodrow Wilson Drive, Jackson, Mississippi 39209, at 11:30 a.m. (Local Time), on Thursday, October 5, 2006, to consider and vote on:
1.	The election of seven directors to serve on the Board of Directors of Cal-Maine Foods, Inc. for the ensuing year.
2.	Such other matters as may properly come before the Annual Meeting or any adjournments thereof.
      August 24, 2006 has been fixed as the record date for determination of shareholders entitled to vote at the Annual Meeting and to receive notice thereof.
      The directors sincerely desire your presence at the meeting. However, so that we may be sure your vote will be included, please sign, date and return the enclosed proxy card promptly. A self-addressed, postage-paid return envelope is enclosed for your convenience.

FOR THE BOARD OF DIRECTORS TIMOTHY A. DAWSON SECRETARY

DATED: September 5, 2006
SHAREHOLDERS ARE URGED TO VOTE BY DATING, SIGNING AND RETURNING THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

CAL-MAINE FOODS, INC.
3320 Woodrow Wilson Drive
Jackson, Mississippi 39209
PROXY STATEMENT FOR ANNUAL MEETING
OF SHAREHOLDERS TO BE HELD OCTOBER 5, 2006
The information set forth in this proxy statement is furnished in connection with the Annual Meeting of Shareholders of Cal-Maine Foods, Inc. (the “Company”) to be held on October 5, 2006, at 11:30 a.m., local time, at our headquarters, 3320 Woodrow Wilson Drive, Jackson, Mississippi. A copy of our Annual Report to Shareholders for the fiscal year ended June 3, 2006, accompanies this proxy statement. Our telephone number is 601-948-6813. The terms “we,” “us” and “our” used in this proxy statement mean the Company.
Additional copies of the Annual Report (not including exhibits), Notice, Proxy Statement and Proxy card will be furnished without charge to any Shareholder upon written request to: Cal-Maine Foods, Inc., ATTN: Timothy A. Dawson, Secretary, Post Office Box 2960, Jackson, Mississippi 39207. Exhibits to the Annual Report may be furnished to Shareholders upon the payment of an amount equal to the reasonable expenses incurred in furnishing such exhibits. A list of the shareholders of record on the record date will be available for inspection at the above address for ten days preceding the date of the Annual Meeting.
Our Board of Directors is soliciting the enclosed proxy. The proxy may be revoked by a shareholder at any time before it is voted by filing with our Secretary a written revocation or a duly executed proxy bearing a later date. The proxy also may be revoked by a shareholder attending the meeting, withdrawing the proxy, and voting in person.
All expenses incurred in connection with the solicitation of proxies will be paid by us. In addition to the solicitations of proxies by mail, our directors, officers, and regular employees may solicit proxies in person or by telephone. We will, upon request, reimburse banks, brokerage houses and other institutions, and fiduciaries for their expenses in forwarding proxy material to their principals. No proxies will be solicited via the Internet or web site posting.
This proxy statement, the enclosed form of proxy and the other accompanying materials are first being mailed to shareholders on or about September 5, 2006. Shareholders of record at the close of business on August 24, 2006, are eligible to vote at the Annual Meeting. As of the record date, 21,102,891 shares of our common stock were outstanding, and 2,400,000 shares of our Class A common stock were outstanding. Each share of common stock is entitled to one vote on each matter to be considered at the Annual Meeting. Each share of Class A common stock is entitled to ten votes on each such matter. Both the shares of common stock and the shares of Class A common stock have the right of cumulative voting in the election of directors. Cumulative voting means that each shareholder will be entitled to cast as many votes as he or she has the right to cast (before cumulating votes), multiplied by the number of directors to be elected. All such votes may be cast for a single nominee or may be distributed among the nominees to be voted for as the shareholder sees fit. To exercise cumulative voting rights by proxy, a shareholder must clearly designate the number of votes to be cast for any given nominee.
Shares represented by a properly executed and returned proxy card will be voted at the Annual Meeting in accordance with the instructions indicated thereon. If no instructions are indicated, the person or persons named in the proxy will vote:
•	for election of the seven nominees to serve as directors of the Company; and

•	in their discretion with respect to such other business as may come before the Annual Meeting.
The election of directors requires a plurality of the votes cast. Abstentions and broker non-votes are counted only for purposes of determining whether a quorum is present at the meeting.
In accordance with our bylaws and Delaware law, the Board will appoint two inspectors of election. The inspectors will take charge of and will count the votes and ballots cast at the Annual Meeting and will make a written report on their determination. We encourage you to read this entire document carefully.

OWNERSHIP OF VOTING SECURITIES BY CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT
The following table sets forth information as to the beneficial ownership of our common stock as of August 21, 2006, by:
•	each person known by us to beneficially own more than 5% of the class outstanding, and

•	each director, each nominee to serve as a director of the Company, each executive officer named in the Summary Compensation Table (see “Compensation of Executive Officers and Directors”) and by all directors and officers as a group.

	Common Stock and Class A Common Stock
	Number of Shares(1)		Percent of Class
					Percent of Total
Name of Beneficial Owner(2)	Common	Class A	Common	Class A	Voting Power(3)
Fred R. Adams, Jr.(4)(5)	7,887,156	2,165,100	37.2	90.2	65.3
Cal-Maine Foods, Inc. Employee Stock Ownership Plan	2,139,303		9.1		4.7
Richard K. Looper (6)	86,780				*
Adolphus B. Baker (7)	427,749	234,900	1.8	9.8	6.1
Jack Self (8)	16,709				*
R. Faser Triplett, M. D.	38,000				*
Letitia C. Hughes	20,400				*
James E. Poole	2,100				*
Timothy A. Dawson	8,000				*
Charles J. Hardin(9)	46,151				*
All directors and executive officers as a group (nine persons)(10)	8,533,045	2,400,000	40%	100%	71.7

*	Less than 1%.

(1)	The information as to beneficial ownership is based on information known to us or statements furnished to us by the beneficial owners. As used in this table, “beneficial ownership” means the sole or shared power to vote or to direct the voting of a security, or the sole or shared investment power with respect to a security (i.e. the power to dispose of, or to direct the disposition of a security). For purposes of this table, a person is deemed as of any date to have “beneficial ownership” of any security that such person has the right to acquire within 60 days after such date, such as under our Stock Option Plans.

(2)	The address of each person, except James E. Poole, R. Faser Triplett, M.D. and Letitia C. Hughes is Cal-Maine Foods, Inc., 3320 Woodrow Wilson Drive (Post Office Box 2960), Jackson, Mississippi 39207. Mr. Poole’s address is 6860 I-55, Jackson, Mississippi 39211; Dr. Triplett’s address is 210 Winged Foot Circle, Jackson, Mississippi 39211; Ms. Hughes’ address is P.O. Box 291, Jackson, Mississippi 39205.

(3)	Percent of total voting power is based on the total votes to which the Common Stock (one vote per share) and Class A Common Stock (ten votes per share) are entitled.

(4)	The number of shares shown in the table include 977,749 shares of Common Stock owned by Mr. Adams’ spouse, separately and as to which Mr. Adams disclaims beneficial ownership, 800,000 shares of common stock and 500,000 shares of Class A Common stock in family trust, to which Mr. Adams disclaims beneficial ownership.

(5)	Includes 452,516 shares accumulated under the Cal-Maine Foods, Inc. Employee Stock Ownership Plan (“ESOP”).

(6)	Includes 9,122 shares accumulated under ESOP and 2,794 owned by Mr. Looper’s spouse as to which he disclaims beneficial ownership.

(7)	Includes 140,544 shares owned by Mr. Baker’s spouse separately and as custodian for their children as to which Mr. Baker disclaims any beneficial ownership and 58,107 shares accumulated under the ESOP.

(8)	Includes 5,909 shares accumulated under the ESOP.

(9)	Includes 10,183 accumulated under the Cal-Maine Foods ESOP.

(10)	Includes shares as to which Messrs Adams, Looper and Baker disclaim any beneficial ownership. See Notes (4), (6) and (7) above.
The shares of Common Stock accumulated in the ESOP, as indicated in Notes (5) through (8) above, also are included in the 2,139,303 shares shown in the table as owned by the ESOP.

ELECTION OF DIRECTORS
Our bylaws provide that the number of directors shall be fixed by resolution of the Board of Directors and that the number may not be less than three nor more than fifteen. Pursuant to the bylaws, the Board of Directors has fixed the number of directors at seven. Unless otherwise specified, proxies will be voted FOR the election of the seven nominees named below to serve until the next annual meeting of shareholders and until their successors are elected and qualified. If, at the time of the meeting, any of the nominees named below is unable or declines to serve as director (which is not anticipated), the proxies will be voted for the election of such other person or persons as the Board of Directors may designate in their discretion. The directors recommend a vote FOR the seven nominees listed below. All nominees presently serve as directors of the Company.
Nominees for Directors
The table below sets forth certain information regarding the nominees for election to the Board of Directors:

Name	Age	Tenure and Business Experience
Fred R. Adams, Jr.(1)(3) Chairman of the Board of Directors, Chief Executive Officer and Director	74	Fred R. Adams, Jr. has served as the Chief Executive Officer and director of the Company since its formation in 1969 and as the Chairman of its Board of Directors since 1982. He is a director and past chairman of National Egg Company, United Egg Producers, Mississippi Poultry Association, U.S. Egg Marketers, Inc., and Egg Clearinghouse, Inc. Mr. Adams is the father-in-law of Mr. Baker.

Richard K. Looper (1) Vice Chairman of the Board of Directors and Director	79	Richard K. Looper served as President and Chief Operating Officer of the Company from 1983 to January 1997. Previously, he had served as Executive Vice President of the Company since 1982 and was originally employed by the Company in 1974. Mr. Looper is a past chairman of the American Egg Board and U.S. Egg Marketers, Inc. He has served as a director of the Company since 1982. Mr. Looper is also Chairman of American Egg Products, LLC.

Adolphus B. Baker (1) President, Chief Operating Officer and Director	49	Adolphus B. Baker was elected President and Chief Operating Officer in January 1997. He was serving as Vice President and Director of Marketing of the Company when elected President. Previously, he had served as Assistant to the President since 1987 and has been employed by the Company since 1986. He has been a director of the Company since 1991. Mr. Baker is Chairman of United Egg Producers and is past chairman of American Egg Board, Mississippi Poultry Association and Egg Clearinghouse, Inc. Mr. Baker is a director of Trustmark National Bank of Jackson, Mississippi. Mr. Baker is Mr. Adams’ son-in-law.

James E. Poole (2)(3)	57	Mr. Poole is a Certified Public Accountant and a principal with Grantham & Poole of Jackson, Mississippi. He has been a director of the Company since October 18, 2004.

R. Faser Triplett, M.D. (2)(3)	73	R. Faser Triplett, M.D., has served as a director of the Company since September 1996. Dr. Triplett is a retired physician and a Clinical Assistant Professor at the University of Mississippi School of Medicine. He is the majority owner of Avanti Travel, Inc.

Letitia C. Hughes (2)	54	Letitia C. Hughes was elected as a director of the Company in July of 2001. Since 1974 Ms. Hughes has been associated with Trustmark National Bank, Jackson, Mississippi, in managerial positions. She is presently serving as Senior Vice-President, Manager, Private Banking. Mr. Baker is a director of Trustmark National Bank.

Timothy A. Dawson (1)	52	Mr. Dawson joined the Company on August 1, 2005 and was elected Vice President and Chief Financial Officer effective as of that date. He has served as a director since October 13, 2005. He is Secretary and Treasurer of the Company. Mr. Dawson served as Senior Vice President and Chief Financial Officer of Mississippi Chemical Corporation from 1999 until the sale of that company to Terra Industries in December 2004.

(1)	Member of the Executive Committee

(2)	Member of the Audit Committee

(3)	Member of the Compensation Committee

The Company’s executive officers serve at the pleasure of the Board. None of the officers or directors have been convicted in a criminal proceeding during the past five years (excluding traffic violations or similar misdemeanor). None of the executive officers or directors have been a party to any judicial or administrative proceeding during the past five years that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to federal or state securities laws, or a finding of any violation of federal or state securities laws.
Board and Committee Meetings
The Board of Directors of the Company held five regular and one special meeting in the fiscal year ended June 3, 2006. The Executive Committee of the Board presently consists of Messrs. Adams, Looper, Baker and Dawson. The Board also has a Compensation Committee consisting of Messrs. Adams, Poole and Triplett, and an Audit Committee consisting of Mr. Poole, Dr. Triplett and Ms. Hughes. The Board does not have a nominating committee. This function is performed by the Executive Committee.
The Executive Committee may exercise all of the powers of the full Board of Directors, except for certain major actions, such as the adoption of an agreement of merger or consolidation, the recommendation to stockholders of the disposition of substantially all of the Company’s assets or a dissolution of the Company, and the declaration of a dividend or authorization of an issuance of stock. The Executive Committee acts on matters, within the scope of its authority, between meetings of the full Board. During the last fiscal year, no formal meetings of the Executive Committee were held, and the Committee, pursuant to Delaware law, took action by unanimous written consent on eleven occasions. The full Board of Directors acted by written consent on one occasion.
The Compensation Committee reviews and recommends to the Board of Directors the compensation and benefits of all officers of the Company, reviews general policy matters relating to compensation and benefits of employees of the Company, including the issuance of stock options to the Company’s officers, employees and directors. The Compensation Committee met one time during fiscal 2006.
The Audit Committee, which is composed of three independent directors, meets with management and the Company’s independent auditors to determine the adequacy of internal controls, to recommend auditors for the Company and other financial matters. The Audit Committee held four regular and one special meeting during fiscal 2006.
Each member of our Board of Directors attended 75% or more of the total meetings of the Board and all committees of the Board on which he or she served during fiscal 2006.
While the Board of Directors does not have a specific policy as to directors’ attendance at the Annual Meeting of Shareholders, such attendance is encouraged. All Directors attended the meeting of shareholders held on October 5, 2005.
The independent directors of the Company met in executive session without any representatives of management being present on one occasion during fiscal 2006.
Report of the Audit Committee
The Audit Committee oversees our financial reporting process on behalf of the Board of Directors. A copy of the Charter of the Audit Committee was attached as Appendix A to our Proxy Statement for fiscal year 2005. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed and discussed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.
The Committee reviewed with Ernst & Young, LLP, independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with the independent auditors the auditors’ independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board and considered the compatibility of nonaudit services with the auditors’ independence.

The Committee discussed with our internal and independent auditors the overall scope and plans for their respective audits. The Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls, and the overall quality of our financial reporting.
In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended June 3, 2006, for filing with the Securities and Exchange Commission.
All members of the Audit Committee are deemed by the Board of Directors to be financial experts.
James E. Poole, Audit Committee Member
Letitia C. Hughes, Audit Committee — Chairperson
R. Faser Triplett, M.D., Audit Committee Member
Certain Corporate Governance Matters
The Securities and Exchange Commission approved amendments to the NASDAQ stock market qualitative listing standards to require that a majority of a listed company’s directors be independent and that a compensation committee and nominating committee of the Board composed solely of independent directors be established. The new standards are not applicable to any company where more than 50% of the voting power is held by one individual or group. Fred R. Adams, Jr., Chairman of the Board and Chief Executive Officer of the Company, owns capital stock of the Company entitling him to 65.3% of the total voting power. Accordingly, the Company is exempt from those NASDAQ listing standards. However, a NASDAQ listing standard requiring the independent directors of the board to have regularly scheduled meetings at which only independent directors are present is applicable to the Company. One such meeting was held during fiscal 2006.
NASDAQ qualitative listing standards require companies to adopt a code of business conduct and ethics applicable to all directors, officers and employees complying with certain provisions in the Sarbanes-Oxley Act of 2002. The Board of Directors adopted a code on April 14, 2004. Our Code of Ethics is posted on our web site.
The listing standards also require that effective January 15, 2004, all related party transactions to which the Company’s directors or officers are parties be reviewed for potential conflicts of interests on an ongoing basis by, and all such transactions be approved by, the Company’s audit committee or another independent committee of the Board of Directors. During fiscal 2006, no related party transactions took place.
Additional NASDAQ listing standards approved by the Securities and Exchange Commission require that the Audit Committee (i) be composed solely of independent directors; (ii) be directly responsible for the appointment, compensation, retention and oversight of the independent auditor, which must report directly to the audit committee; (iii) establish procedures to receive, retain, and treat complaints regarding accounting, internal accounting controls and auditing matters, including procedures for employees’ confidential, anonymous submissions of concerns regarding questionable accounting or auditing matters; (iv) have the authority to engage independent counsel and other advisors when the committee determines such outside advice is necessary; and (v) be adequately funded by the Company. Our Audit Committee is in compliance with these standards.
The Board of Directors does not have a separate standing nominating committee. The Executive Committee of the Board of Directors fulfills this function. Messrs. Adams, Dawson, Looper and Baker are the members of the Executive Committee. The Executive Committee does not have a charter that addresses the nominating function. As a “controlled company,” the independence requirements of NASDAQ Rule 4350(c) do not apply to the Company.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, such as the common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Such persons are also required to furnish us with copies of all forms they file under this regulation. To our knowledge, based solely on a review of the copies of such reports furnished to us and representations that no other reports were required, for the fiscal year ended June 3, 2006, all Section 16(a) reports applicable to its directors and executive officers were filed. During the fiscal year ended June 3, 2006, the following officers and directors were late in reporting transactions required under Section 16(a) of the Securities Exchange Act of 1934:

Name	Number of Untimely Filings
Dr. Fazer Triplett	1
Joe Wyatt	1*
* Mr. Wyatt serves as Vice-President in charge of the Company’s feed mill division.
Certain Transactions
The Company owns approximately 27.5% of Eggland’s Best, Inc. (“Eggland’s Best”), a specialty egg marketing firm. During the fiscal year ended June 3, 2006, the Company paid approximately $6,235,500 to Eggland’s Best for merchandising services. Adolphus B. Baker, President and director of the Company, is a director of Eggland’s Best.
COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS
The following Summary Compensation Table sets forth all compensation awarded to, earned by or paid for services rendered to the Company in all capacities during the fiscal year ended June 3, 2006, by (i) our chief executive officer and (ii) our four other most highly compensated executive officers who were serving as executive officers at the end of that year.
SUMMARY COMPENSATION TABLE

				Long-Term
	Annual Compensation			Compensation
Name and				LTIP	All Other
Principal Position	Year	Salary	Bonus(1)	Payouts	Compensation (2)
Fred R. Adams, Jr., Chairman of the	2006	$250,000	$197,500	None	$153,700
Board and Chief Executive Officer	2005	$255,640	$195,000	None	$149,384
	2004	$234,714	$270,000	None	$83,797

Richard K. Looper — Vice Chairman of	2006	$120,769	$78,000	None	$8,194
The Board of Directors	2005	$139,861	$134,592	None	$175,646
	2004	$115,312	$125,000	None	$538,296

Adolphus B. Baker — President, Chief	2006	$194,267	$129,000		$16,596
Operating Officer and Director	2005	$189,498	$175,000	None	$181,614
	2004	$148,096	$150,000	None	$607,834

Charles J. Hardin, Vice-President — Sales	2006	$75,239	$95,250	None	None
	2005	$69,984	$123,000	None	$73,693
	2004	$75,543	$110,400	None	$154,215

Jack Self — Vice President/	2006	$109,155	$58,043	None (3)	$5,826
Operations and Production	2005	$110,411	$97,520	None	$89,182
	2004	$115,267	$84,420	None	$389,072
(1)	Bonuses are determined annually by the Compensation Committee of the Board of Directors on a discretionary basis based on the results of our operations and the Committee’s evaluation of the executive officer’s contribution to such performance, except that Mr. Self’s and Mr. Hardin’s bonuses are determined pursuant to a formula.
(2)	The amounts shown represent SARs exercises and premiums paid under separate life insurance policies purchased by us for each person named in the table. The policy on Mr. Adams’ life is owned by an Adams family inter vivos trust, and the beneficiaries are Mr. Adams’ four daughters and their descendants. Messrs. Baker, Self and Looper are the owners of their respective policies, and members of their families are the beneficiaries. The Company is not a beneficiary under any of such policies and will not receive any portion of the proceeds paid thereunder upon the death of any of the insureds. In addition, we made contributions to the account of each named executive maintained under an ESOP Plan. See “Employee Stock Ownership Plan” below.
(3)	Mr. Self can earn compensation payable in the future pursuant to a long term incentive plan. See “Employment Agreements.”

Options Granted For the Fiscal Year Ending June 3, 2006
Options were granted as follows: Adolphus B. Baker, 80,000; Charles J. Hardin, 30,000; and Jack Self, 30,000.
Aggregated Options/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values.
The following table sets forth the value of unexercised options held by the named executives at June 3, 2006, under our 2005 Stock Option Plan.

			Number of Securities	Value of Unexercised
	Number of		Underlying Unexercised	In-the-Money
	Securities		Options/SARs	Options/SARs at
	Underlying		At Fiscal Year-End (#)	Fiscal Year-End ($)
	Options/SARs		Exercisable (E)/	Exercisable (E)/
Name	Exercised	$ Value Realized	Unexercisable (U)	Unexercisable (U)
Fred R. Adams, Jr.	None	None	None	None

R. K. Looper	None	None	None	None

			E-16,000	E-$20,160
Adolphus B. Baker	None	None	U-64,000	U-$80,640

			E- 6,000	E-$7,560
Charles J. Hardin	None	None	U-24,000	U-$30,240

			E- 6,000	E-$7,560
Jack Self	None	None	U-24,000	U-$30,240
Equity Compensation Plan Information

Number of shares
	Number of shares to		remaining available
	be issued upon	Weighted-average	for future issuance
	exercise of	exercise price of	under equity
Plan Category	outstanding options	outstanding options	compensation plans
Equity compensation plans approved by security holders	473,400	$4.97	148,000

Equity compensation plans not approved by security holders	-0-	-0-	-0-

Total	473,400	$4.97	148,000
Employee Stock Ownership Plan
We maintain a payroll-based Employee Stock Ownership Plan. Pursuant to the ESOP, originally established in 1976, all full time employees over age 21 with one or more years of service, participate. Its assets, which currently consist primarily of Common Stock of the Company, are managed by a trustee designated by the Board. Contributions by us may be made in cash or shares of Common Stock, as determined by the Board of Directors. Employee contributions are not permitted. Company contributions generally may not exceed 15% of the aggregate annual compensation of participating employees. Contributions are allocated to the accounts of participating employees in the proportion which each employee’s compensation for the year bears to the total compensation (up to $150,000 per employee) of all participating employees subsequent to January 1, 2002. Company contributions vest immediately upon the commencement of an employee’s participation in the ESOP.

Shares of Common Stock held in an employee’s account are voted by the ESOP trustee in accordance with the employee’s instructions. An employee or his or her beneficiary is entitled to distribution of the balance of his or her account upon termination of employment. Our contributions to the ESOP amounted to approximately $1,315,100 in calendar year 2005. For year calendar 2005, our contributions to the ESOP on behalf of each of the executive officers named in the Summary Compensation Table were: Fred R. Adams, Jr. — $7,879; Richard K. Looper — $7,879; Adolphus B. Baker — $7,879; Charles J. Hardin — $6,350; and Jack Self — $6,440.
1993 Stock Option Plan
Our 1993 Amended and Restated Stock Option Plan was adopted on May 25, 1993, and amended and restated on October 10, 1996. This Plan was approved by our shareholders on May 25, 1993. A total of 1,000,000 shares (post split) of our common stock was reserved for issuance under this Plan.
Inasmuch as 10 years have passed since the adoption of this Plan, by its terms no more options may be granted thereunder.
The exercise price for shares of stock subject to options under the Plan cannot be less than 100% of fair market value of our common stock on the date of grant of the options. The shares under this Plan are subject to adjustment to prevent dilution. There are currently options outstanding under this Plan for a total of 76,400 shares. All must be exercised within 10 years of grant. The exercise prices are from $1.975 to $2.125 (reflects stock split).
Shares subject to the 1993 Plan have been registered under the Securities Act of 1933.
1999 Stock Option Plan
Our 1999 Stock Option Plan was adopted on April 15, 1999, and approved by the shareholders on October 11, 1999. Under the 1999 Plan, 1,000,000 shares of Common Stock were reserved for issuance upon the exercise of options that could be granted under the 1999 Plan. Options granted under the 1999 Plan are accompanied by tandem stock appreciation rights (“SARs”). Options for 1,000,000 shares were awarded in December 13, 1999 by the Board of Directors and can be either incentive stock options (“ISOs”) to satisfy the requirements of § 422 of the Internal Revenue Code (the “Code”), or non-statutory options (“NSOs”) which are not intended to satisfy such requirements.
Under the 1999 Plan, the exercise price per share for any option granted may not be less than 100% of the fair market value of the common stock on the date of the grant. The number and kind of shares subject to an option and the option exercise price may be adjusted in certain circumstances to prevent dilution. The method of payment of an option exercise price will be as determined by the Board of Directors and as is set forth in the individual stock option agreements. SARs may be exercised in addition to or in lieu of the related stock option.
The 37,000 options presently outstanding are held by employees, including executive officers and executive officers who are also directors. The exercise prices range from $1.50 per share to $1.975 per share. Shares subject to the 1999 Plan have been registered under the Securities Act of 1933. All share information reflects stock split.

2005 Incentive Stock Option Plan
Our 2005 Incentive Stock Option Plan was adopted by our Board of Directors on July 25, 2005, and ratified by our shareholders on October 15, 2005. Under the 2005 Plan, 500,000 shares of Common Stock were reserved for issuance upon the exercise of Options that could be granted under the 2005 plan.
All options to be granted are intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code. The Options vest at the rate of 20% per year.
The exercise price per share for any options granted may not be less than 100% of the fair market value of the Common Stock on the date of grant. The number of shares subject to an option and the exercise price may be adjusted in certain circumstances to prevent dilution. The method of payment of the exercise price will be as prescribed by the Board of Directors in the individual stock option agreements.
The Options presently outstanding, all of which are held by officers of the Company, total 360,000. The Options were granted on August 17, 2005 for an exercise price of $5.93.
Shares subject to the 2005 Plan have been registered under the Securities Act of 1933.
Stock Appreciation Rights Plan
Our Stock Appreciation Rights Plan (SARs Plan) was adopted by the Board of Directors of the Company on July 25, 2006, and ratified by our shareholders on October 15, 2005. The SARs Plan covers 1,000,000 shares of Common Stock.
The SARs Plan is administered by the Executive Committee of the Board of Directors of the Company.
The SARs Plan continues for a period of 10 years from July 25, 2005, unless earlier terminated.
The SARs vest at the rate of 20% per year.
SARs are non-transferable and contain anti-dilution provisions.
Upon exercise, the Company will pay the holder of the SARs an amount in cash equal to the difference between the fair market value on the date of grant and the fair market value as of the date of exercise.
Employees and directors presently hold a total of 615,000 SARs with a base price of $5.93 per share for 592,500 SARs and $6.71 per share for 22,500 SARs.
Our independent directors, Messrs. Triplett and Poole and Ms. Hughes, each hold SARs covering 30,000 shares with a base price of $5.93.
Shares covered by the SARs Plan have been registered under the Securities Act of 1933.
Savings and Retirement Plan
Since 1985, we have maintained a defined contribution savings and retirement plan (the “Retirement Plan”), which is designed to qualify under Sections 401 (a) and 401 (k) of the Code. An employee is eligible to participate in the Retirement Plan on or after having attained age 21 and after one year of full time service. The Retirement Plan is administered by us and permits covered employees to contribute up to the maximum allowed by the IRS regulations. Highly compensated employees may be subject to further limitations on the amount of their maximum contribution. We may make discretionary contributions matching each employee’s pre-tax contributions. At the present time, we do not make discretionary contributions. The Retirement Plan is intended to comply with the Employee Retirement Income Security Act of 1974, as amended.
Participating employees are at all times 100% vested in their account balances under the Retirement Plan. Benefits are paid at the time of a participant’s death, retirement, disability, termination of employment, and, under limited circumstances, may be withdrawn prior to the employee’s termination of service. Contributions are not taxable to employees until such funds are distributed to them.

Employment Agreements
We have entered into an incentive compensation continuation agreement with Jack Self. Pursuant to the agreement, Mr. Self earned ten years of compensation payments when he reached age 65. The incentive compensation payments are made monthly, beginning immediately after the officer’s 65th birthday, unless the employee elects to defer receipt of such payments, which are $20,000 per year for Mr. Self who has elected to so defer. The Agreement provides that once payments begin or have been earned, any remaining payments will continue to be made to Mr. Self’s estate after his death. Mr. Self has earned 22 years compensation and will earn an additional year for each year worked hereafter until his retirement.
Director Compensation
The Company’s non-employee directors are each entitled to receive $15,000 annually as compensation for their services as a director. Directors also may be compensated for any services performed in addition to their normal duties as a director of the Company. Ms. Hughes currently has options to purchase 19,200 shares of common stock at an exercise price of $2.125 per share under the 1993 Plan. All options expire ten years after grant. Employee-directors receive no additional compensation for their services as directors of the Company. Share information reflects stock split. As set forth in the discussion of our SARs, our independent directors each hold SARs covering 30,000 shares.
Compensation Committee Interlocks and Insider Participation
In October 1996, the Board of Directors established a Compensation Committee. As indicated above, the members of the Committee are Fred R. Adams, Jr., Chairman of the Board of Directors and Chief Executive Officer, James E. Poole and R. Faser Triplett, M.D., independent directors of the Company. Only Mr. Adams is an employee of the Company.
Report of Compensation Committee
The compensation of the officers of the Company is determined by the Compensation Committee in consultation with the Executive Committee of the Board of Directors. The Compensation Committee consists of Messrs. Poole, Triplett and Adams, while the Executive Committee consists of Messrs. Adams, Looper, Baker and Dawson.
The compensation of all officers consists of two components, a base salary and a bonus. The bonus which may be received by officers, other than members of the Executive Committee, is determined by a formula set forth in the Company’s Bonus Program. The maximum bonus which an officer is entitled to receive is computed by taking his salary on the first day of the then fiscal year, adding his bonus from the previous year, and dividing by 2. This is the theoretical maximum that an officer may receive.
Other than officers who are members of the Executive Committee, of the maximum bonus payable, 50% of that bonus is predicated on the officer’s individual performance and 50% is predicated on the profitability of the Company. If the Company achieves a pre-tax profit equal to 5 cents per dozen eggs produced by the Company, the officer will receive the entire profitability component of his bonus. If the Company achieves profitability at a pre-tax level less than 5 cents per dozen eggs produced, the profitability component of the bonus will be reduced proportionately. For example, if the Company earned a pre-tax profit of 2.5 cents per dozen eggs produced, the officer would be entitled to receive only one-half of the profitability component of his bonus.
The performance component of his bonus is determined by the Compensation Committee upon recommendation by the Executive Committee. The Executive Committee evaluates the respective responsibilities and performance of each officer, and based on their evaluation of that officer’s performance, a recommendation as to what percentage of his performance component should be given is given to the Compensation Committee. An officer’s total bonus is the sum of the profitability component and the bonus component.
Officers who are members of the Executive Committee are not eligible to participate in the established bonus program. While members of the Executive Committee also receive a base salary which is subjectively established by the Compensation Committee, they are also eligible to receive a bonus in addition to their salary. The amount of their bonus, if any, is determined exclusively by the Compensation Committee. In determining the bonus, if any, to be paid to members of the Executive Committee, the Compensation Committee takes into consideration the performance of the Company, its profitability, and the individual contributions of the members of the Executive Committee. No formula is utilized in computing such bonuses.

The base compensation and bonuses available to all officers are intended by the Company to place the Company generally in the center of the compensation range paid to comparable employees in similar industries, with particular emphasis upon commodity-based companies such as egg producers, marketers, poultry producers, processors and distributors.
The overwhelming majority of businesses in the industry of the Company are privately held and, therefore, compensation information is not readily available. However, the general ranges of compensation of the industry are generally well known within the industry, and the Compensation Committee believes that the salaries and bonuses paid to the Company officers fall within the middle of the range being paid. It is the philosophy of the Company neither to pay the highest nor the lowest salaries or bonuses.
Fred R. Adams, Jr.
R. Faser Triplett, M.D.
James E. Poole

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG CAL-MAINE FOODS, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
AND THE NASDAQ NON-FINANCIAL INDEX
* $100 invested on 5/31/01 in stock or index-including reinvestment of dividends.

INDEPENDENT AUDITORS
The firm of Ernst & Young, LLP served as our independent auditor since fiscal year 1989 through the fiscal year ended June 3, 2006. The Audit Committee contracted with Ernst & Young, LLP to perform audit services for the Company in fiscal 2005 and fiscal 2006. Representatives of Ernst & Young, LLP are expected to be present at the annual meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
The Audit Committee has selected the firm of Moore, Stephens Frost of Little Rock, Arkansas, to serve as independent auditors for the three years beginning with fiscal 2007. There have been no controversy, dispute or differences of opinion with Ernst & Young, LLP.
Proposals were received from four independent accounting firms to serve as our auditors. Moore, Stephens Frost has extensive experience in serving the poultry and egg industries and the Audit Committee felt they would be particularly responsive to our needs.
Representatives of Moore, Stephens Frost will attend the annual meetings and will be available to respond to questions and make any statement they desire.
Fees
The fee paid to Ernst & Young, LLP during fiscal years 2005 and 2006 were:

Fee	Amount	Percent of Total Payments
Audit Fees (2006)	$251,100	59%
(2005)	$142,050	65%

Audit Related Fees (2006)	$83,600	20%
(2005)	$12,050	6%

Tax Fees (2006)	$85,100	20%
(2005)	$45,400	21%

Other Fees (2006)	$2,800	1%
(2005)	$18,400	8%
Fees for audit services include fees associated with the annual audit and the reviews of the Company’s quarterly reports on Form 10-Q. Audit-related fees principally included employee benefit plan audits and internal control reviews in fiscal 2005 and 2006, and accounting consultations in fiscal 2005. Tax fees included tax compliance, tax advice and tax planning in 2006.

SHAREHOLDER PROPOSALS
Shareholder proposals for the 2007 Annual Meeting must be received in writing by the Company no later than June 1, 2007, which is 120 days prior to the date on which we plan to mail proxy materials relating to that meeting, to be considered for inclusion in the Company’s proxy materials for the 2007 Annual Meeting, if needed. Shareholder proposals should be addressed to Cal-Maine Foods, Inc., Post Office Box 2960, Jackson, Mississippi 39207, Attention: Secretary. No shareholder proposals were received for inclusion in the proxy materials for the 2006 meeting.
OTHER MATTERS
The Board of Directors is not aware of any other matters which may come before the meeting. However, if any other matters are properly brought before the meeting, the proxies in the enclosed proxy will vote in accordance with their best judgment on such matters.
Holders of common stock are urged to complete, sign and date the accompanying proxy card and return it in the enclosed envelope. No postage is necessary if the proxy card is mailed in the United States.
INCORPORATION BY REFERENCE
The accompanying Annual Report on Form 10-K contains the audited balance sheets of the Company at June 3, 2006 and May 28, 2005 and related consolidated statements of operations, stockholder equity, and cash flows for fiscal years ended June 3, 2006, May 28, 2005, and May 31, 2004. Such financial statements are incorporated herein by reference.

By order of the Board of Directors,

Timothy A. Dawson
Secretary

Jackson, Mississippi
September 5, 2006

☐ Mark this box with an X if you have made
    changes to your name or address details above.

Annual Meeting Proxy Card	Common

A            Election of Directors
1.	Election of Directors. The Board of Directors recommends a vote FOR all nominees.
Nominees: 01 — Fred R. Adams, Jr., 02 — Richard K. Looper, 03 — Adolphus B. Baker, 04 — Timothy A. Dawson, 05 — R. Faser Triplett, M.D., 06 — Letitia C. Hughes, and 07 — James E. Poole.

☐ To Vote For All Nominees ☐ To WITHHOLD Vote From All Nominees

☐ Cumulative Voting: To allocate your votes among nominees for director utilizing cumulative voting, indicate the number of votes for each director on the line next to the corresponding box for each nominee below.

01 - ☐	_________	02 - ☐	_________	03 - ☐	_________	04 - ☐	_________

05 - ☐	_________	06 - ☐	_________	07 - ☐	_________
     Please refer to the Proxy Statement for a discussion of cumulative voting.
2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournments thereof. If a nominee for director is unable to serve or, for good cause, will not serve as director, the proxies may vote for any person for director in their discretion.
B            Authorized Signatures — Sign Here — This section must be completed for your instructions to be executed.
1. Sign your name exactly as it appears on the label.
2. When signing as attorney, executor, administrator, trustee, or guardian, please state full title as such.
3. If a corporation, please sign in full corporate name by president or other authorized officer.
4. If a partnership, please sign in partnership name by authorized person.
5. When shares are held jointly, both stockholders must sign this proxy.

Signature 1 — Please keep signature within the box	Signature 2 — Please keep signature within the box	Date (mm/dd/yyyy)

Proxy — CAL-MAINE FOODS, INC.

THIS PROXY IS BEING SOLICITED BY THE COMPANY’S BOARD OF DIRECTORS.
The undersigned hereby appoints Fred R. Adams, Jr. and Timothy A. Dawson, or either of them, as proxies with the power to appoint their substitutes and hereby authorizes them to represent and vote, as designated on the reverse side, all the shares of Common Stock of Cal-Maine Foods, Inc. (the “Company”), held of record by the undersigned on August 24, 2006, at the Annual Meeting of Stockholders of the Company, to be held on October 5, 2006, and at any adjournment thereof, with all powers the undersigned would possess if personally present.
When properly executed, this proxy will be voted in the manner directed. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES LISTED. The undersigned hereby revokes any proxy heretofore given by the undersigned to vote at the Annual Meeting. This proxy may be revoked prior to its exercise, either in person or in writing.
PLEASE MARK, SIGN, DATE AND RETURN THE PROXY USING THE ENCLOSED POSTAGE-PAID ENVELOPE.

☐ Mark this box with an X if you have made
    changes to your name or address details above.

Annual Meeting Proxy Card	ESOP

A            Election of Directors
1.	Election of Directors. The Board of Directors recommends a vote FOR all nominees.
Nominees: 01 — Fred R. Adams, Jr., 02 — Richard K. Looper, 03 — Adolphus B. Baker, 04 — Timothy A. Dawson, 05 — R. Faser Triplett, M.D., 06 — Letitia C. Hughes, and 07 — James E. Poole.

☐ To Vote For All Nominees ☐ To WITHHOLD Vote From All Nominees

☐ Cumulative Voting: To allocate your votes among nominees for director utilizing cumulative voting, indicate the number of votes for each director on the line next to the corresponding box for each nominee below.

01 - ☐	_________	02 - ☐	_________	03 - ☐	_________	04 - ☐	_________

05 - ☐	_________	06 - ☐	_________	07 - ☐	_________
     Please refer to the Proxy Statement for a discussion of cumulative voting.
2. The Trustee is authorized to vote upon such other business as may properly come before the meeting and any adjournments thereof. If a nominee for director is unable to serve or, for good cause, will not serve as director, the Trustee may vote for any person for director in their discretion.
B            Authorized Signatures — Sign Here — This section must be completed for your instructions to be executed.
1. Sign your name exactly as it appears on the label.
2. When signing as attorney, executor, administrator, trustee, or guardian, please state full title as such.
3. If a corporation, please sign in full corporate name by president or other authorized officer.
4. If a partnership, please sign in partnership name by authorized person.
5. When shares are held jointly, both stockholders must sign this proxy.

Signature 1 — Please keep signature within the box	Signature 2 — Please keep signature within the box	Date (mm/dd/yyyy)

Proxy — CAL-MAINE FOODS, INC.

THIS PROXY IS BEING SOLICITED BY THE COMPANY’S BOARD OF DIRECTORS.
The undersigned hereby directs the Trustee of the Cal-Maine Foods, Inc. Employee Stock Ownership Plan to vote all the shares of Common Stock of Cal-Maine Foods, Inc. (the “Company”), held for the account of the undersigned in the Plan on August 24, 2006 at the Annual Meeting of shareholders of the Company, to be held on October 5, 2006, and at any adjournments thereof as indicated on the reverse side.
When properly executed, this proxy will be voted in the manner directed. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES LISTED. The undersigned hereby revokes any proxy heretofore given by the undersigned to vote at the Annual Meeting. This proxy may be revoked prior to its exercise, either in person or in writing.
PLEASE MARK, SIGN, DATE AND RETURN THE PROXY USING THE ENCLOSED POSTAGE-PAID ENVELOPE.